Exhibit 99.2

Union Pacific Corporation

Offer to Exchange up to $439,192,000 Principal Amount Outstanding of

3.646% Notes due 2024 for a Like Principal Amount of 3.646% Notes due 2024

which have been registered under the Securities Act of 1933; and

Offer to Exchange up to $700,000,000 Principal Amount Outstanding of

4.821% Notes due 2044 for a Like Principal Amount of 4.821% Notes due 2044

which have been registered under the Securities Act of 1933.

Pursuant to the Prospectus, dated                     , 2013

To Our Clients:

Enclosed for your consideration is a Prospectus dated             , 2013 (the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”) relating to the offer of Union Pacific Corporation, a Utah corporation (the “Company”), to exchange (i) up to $439,192,000 aggregate principal amount of registered 3.646% Notes due 2024 of the Company, which will be freely transferable (the “Exchange 2024 Notes”), for any and all of the Company’s outstanding 3.646% Notes due 2024, which have certain transfer restrictions (the “Original 2024 Notes”), upon the terms and subject to the conditions described in the Prospectus and the related Letter of Transmittal (the “2024 Exchange Offer”), and (ii) up to $700,000,000 aggregate principal amount of registered 4.821% Notes due 2044 of the Company, which will be freely transferable (the “Exchange 2044 Notes” and, together with the Exchange 2024 Notes, the “Exchange Notes”), for any and all of the Company’s outstanding 4.821% Notes due 2044, which have certain transfer restrictions (the “Original 2044 Notes” and, together with the Original 2024 Notes, the “Original Notes”), upon the terms and subject to the conditions described in the Prospectus and the related Letter of Transmittal (the “2044 Exchange Offer” and, together with the 2024 Exchange Offer, the “Exchange Offers”). Each Exchange Offer is intended to satisfy certain obligations of the Company contained in the Registration Rights Agreement corresponding to each such Exchange Offer, each dated as of August 21, 2013 among the Company, Barclays Capital Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as lead dealer managers, and the other dealer managers listed on Schedule I thereto.

This material is being forwarded to you as the beneficial owner of the Original Notes of a series carried by us for your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions, unless you obtain a properly completed bond power from us or arrange to have such Original Notes registered in your name.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Please forward your instructions to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the applicable Exchange Offer. Each Exchange Offer will expire at 5:00 p.m., New York City time, on             , 2013, unless extended by the Company (such date and time, as it may be extended, the “Expiration Date”). Any Original Notes tendered pursuant to an Exchange Offer may be withdrawn any time prior to the Expiration Date for such Exchange Offer.

Your attention is directed to the following:

1. The 2024 Exchange Offer is for any and all Original 2024 Notes and the 2044 Exchange Offer is for any and all Original 2044 Notes.

2. Each Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offers—Conditions to the Exchange Offers.”

3. Each Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company.

If you wish to have us tender your Original Notes, please instruct us to do so by completing, executing and returning to us the instruction form on the back of this letter.

The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes, unless you obtain a properly completed bond power from us or arrange to have the Original Notes registered in your name.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFERS

The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to herein relating to the Exchange Offers made by the Company with respect to the Original Notes.

This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

☐ Please tender the Original Notes held by you for the account of the undersigned as indicated below:

Aggregate Principal Amount of Original 2024 Notes (must be in an amount equal to $1,000 principal amount or integral multiples of $1,000 in excess thereof)

$
3.646% Notes due 2024

Aggregate Principal Amount of Original 2044 Notes (must be in an amount equal to $1,000 principal amount or integral multiples of $1,000 in excess thereof)

$
4.821% Notes due 2044

☐ Please do not tender any Original Notes held by you for the account of the undersigned.

Signature(s)

Please print name(s) here

Dated: ,

Address(es)

Area Code(s) and Telephone Number(s)

Tax Identification or Social Security No(s).

None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.